SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8 - K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest event reported): January 6, 2000


                      CHINA PEREGRINE FOOD CORPORATION
       (Exact name of registrant as specified in its amended charter)

            Delaware                    0-20549               62-1681831
-------------------------------       ------------       -------------------
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

----------------------------------------------------------------------------
        (Former name or former address if changed since last report)


Item 5.  Other Events

Agreement in Principle to Acquire Equity Interest in Mandarin Fine Foods Co.

      On January 26, 2000, the Board of Directors of China Peregrine Food Corporation approved an agreement in principle to acquire a majority interest in Mandarin Fine Foods Co. of Beijing, China. Mandarin distributes food and beverage products to most of the four- and five-star hotels in China, including Hilton, Holiday Inn, Sheraton, Marriott and Regency, with 1999 net sales of US$8.1 million and net profits of US$611,000. This acquisition is part of our plans to reconfigure our business in China by emphasizing the distribution of food products rather than the production of such products. Our current plans call for the eventual utilization of Mandarin as a springboard to access other markets for high quality food and beverage products in China, as well to broaden the product array in our distribution channels.

      The agreement in principle calls for a 56.25% interest in Mandarin to be acquired for the equivalent of US$4.5 million. Half of this amount will be in our common stock, valued at $1.75 per share, or $2.25 million. The remainder will be in cash or common stock, depending on the value of the latter at June 30, 2000. If the deal is consummated as an all-stock transaction, Mandarin would own a maximum of 16.6% of our issued and outstanding common stock. This agreement in principle is subject to our completion of due diligence procedures and the approval and execution of a definitive acquisition agreement.

Item 5.  Other Events

Initiation of Termination Procedure for
 Green Food Peregrine Children's Food Company, Limited

      On January 6, 2000, China Peregrine Food Corporation commenced procedures to terminate our involvement in Green Food Peregrine Children's Food Company, Limited, our 70%-owned milk production joint-venture in Shanghai, Peoples' Republic of China. The termination procedures are contractually determined and the basis of our utilization of these procedures is based upon the following two events:

      First, the Green Food Peregrine Joint Venture Contract requires the Chairman of the joint venture to call an interim meeting of the Board of Directors if requested by two Board members. "When at least two Board members apply in written form to discuss a certain matter, the Chairman shall call an interim meeting of the Board after consulting his deputies...." (JV Contract, Section 9.6). Since the Chairman is elected from the directors appointed by China National Green Food Corporation, our Chinese joint venture partner, China National is contractually obligated to call and attend board meetings in the person of the Chairman.

      On November 5, 1999, two directors of the Green Food Peregrine Board of Directors submitted a written agenda and request for an interim meeting to Mr. Charles J. Beech, the Chairman of the Green Food Peregrine Board, recently appointed by China National. Notwithstanding the submission of the interim meeting request, Mr. Beech refused or failed to call an interim meeting of the Green Food Peregrine Board of Directors, as he is required to do by the Joint Venture Contract and the Articles of Association. The interim meeting was requested for the purpose of addressing management and business issues of the Green Food Peregrine joint venture, including (1) the installation of a new management team, as appointed by us and announced on or about November 10, 1999 and (2) the potential implementation of a new business plan for Green Food Peregrine, moving away from production to a strategic licensing and distribution alliance with Shanghai Best Milk Products Co., Ltd, known in Chinese as Quan Jia (QJ), the second largest dairy in the Shanghai metropolitan area. The failure of Mr. Beech to call a meeting is a breach of the Green Food Peregrine Joint Venture Contract by China National.

      Similarly, China National, as the minority party to the joint venture has responsibilities to cooperate and assist in the business of Green Food Peregrine, as set forth in Article VI of the JV Contract (JV Contract,
Section 6.1 "All parties to the Joint Venture shall cooperate sincerely and safeguard the rights and interests of the Joint Venture" and Section 6.2, which imposes additional obligations on the minority party, among other things, to "[a]ssist the Joint Venture in all affairs related to its business....", to "[a]ssist the Joint Venture to purchase machines, equipment, material, office necessities, transport vehicles, communication equipments (sic) and other goods and services necessary to carry out the purposes of the Joint Venture", to cooperate with the other parties to "expand and renew the production facilities of the Joint Venture", to
"[a]ssist the Joint Venture to find a number of qualified personnel...." for management and staff employment, to "[a]ssist the Joint Venture in obtaining approval for loans...." and to "[a]ssist the Joint Venture to handle its relations with local government and other Chinese companies....").  These responsibilities require the cooperation of the minority party in the business of Green Food Peregrine and the failure to do so is a violation of Joint Venture Contract, Section 6.1.

      In addition to the request for an interim meeting of the Green Food Peregrine Board of Directors, the directors representing China Peregrine submitted written resolutions to representatives of China National, which contained proposed votes designed to implement a new business plan for Green Food Peregrine and to approve the installation of a new management team to run the business of Green Food Peregrine. The representatives of China National, who serve as directors of Green Food Peregrine, have failed and refused to execute those resolutions.

      The failure of China National and its representatives to cooperate in the business affairs of Green Food Peregrine by their refusal to call an interim meeting of the Green Food Peregrine Board of Directors and their refusal to execute corporate resolutions necessary for the continued conduct of the affairs of the Green Food Peregrine Joint Venture constitutes a violation of section 6.1 of the Joint Venture Contact.

      Second, as of the date of the termination procedure notice, Green Food Peregrine had accumulated losses in excess of its total registered capital. Insofar as the parties to the joint venture contract cannot agree on the implementation of further capital contributions, which are dependent upon the cooperation of China National in the conduct of the business and financial operations of Green Food Peregrine, the joint venture may be terminated.

      A violation of the Green Food Peregrine Joint Venture Contract and the financial condition of the joint venture subjects Green Food Peregrine to termination. (JV Contract, Section 18.3). The termination procedure contained in Section 18.3 of the JV Contract is incorporated in the Articles of Association of Green Food Peregrine in Section 15.03. The procedure involves the giving of a written notice of violation, followed by a written notice of termination if "[a]ny party violates this Contract...and fails to resolve the violation within sixty (60) days after it receives written notice of the violation" (JV Contract, Section 18.3.1).


Item 5.   Other Events

Agreement in Principle for New Business Affiliation

      On January 6, 2000, we announced that our Looney Tunes(TM) flavored premium milk business will now move forward via a licensing agreement with Shanghai Best Milk Products Co., Ltd, known in Chinese as Quan Jia (QJ), the second largest dairy in that metropolitan area. Under an agreement in principle reached by the parties, QJ will introduce our Looney Tunes(TM) flavored and white milks into the 1600 supermarkets and food stores that QJ currently serves in Shanghai and the surrounding area. Under our Master License with Warner Bros., we will supply QJ with flavor ingredient sourcing, packaging designs for each of our four flavored milks and white milk, and support for the Looney Tunes(TM) brand with marketing and advertising programs. We also will provide a modicum of working capital through an initial loan of US$100,000 to QJ for the stocking of Looney Tunes(TM) inventory. The parties anticipate additional loans in the aggregate amount of US$500,000, all of which will be paid back through incremental additions to monthly royalty payments under the licensing agreement. This agreement in principle is subject to our completion of due diligence procedures and the approval and execution of a definitive agreement.


Item 5.  Other Events

Name Change

      On January 26, 2000, the Board of Directors of China Peregrine Food Corporation approved a resolution to change the name of the Company to "China Premium Food Corporation", effective February 1, 2000. The name change will occur in order to reflect the reorientation of our business from milk production to distribution of quality foods, as a means of maximizing our capital resources and leveraging the impact of our Looney Tunes(TM) license agreements. We believe that the common stock will retain its present symbol-CHPF.


                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       China Peregrine Food Corporation



Date: January 31, 2000                 By:  /s/ Roy G. Warren
                                       -----------------------------------
                                            Roy G. Warren, President and
                                            Chief Executive Officer